FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT
THIS FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT (this “Amendment”), dated as of September 1, 2017, is made by and between 29 EAST MACARTHUR, LLC, a California limited liability company (“Seller”) and IMH FINANCIAL CORPORATION, a Delaware corporation (“Purchaser”).
RECITALS

A.
The parties have entered into that certain Purchase and Sale Agreement, dated as of August 2, 2017 (the “Agreement”), pursuant to which the Seller has agreed to sell certain Property to Purchaser and Purchaser has agreed to purchase the Property from Seller on the terms and subject to the conditions set forth in the Agreement.

B.	The parties desire to amend the Agreement upon the terms and subject to the conditions set forth in this Amendment.
NOW, THEREFORE, in consideration of the foregoing recitals and mutual covenants and conditions contained herein, the parties agree as follows:
AGREEMENT
1.    Definitions. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Agreement.
2.    [Due Diligence Contingency. This Amendment shall serve as notice to Seller that, effective immediately upon the mutual execution of this Amendment by Seller and Purchaser, Purchaser hereby waives the Due Diligence Contingency pursuant to Section 4.1(a) of the Agreement. Purchaser will deposit the Additional Deposit with Escrow Agent on or before September 5, 2017.]
3.    Amendment. In addition to and not in lieu of the other covenants of Seller set forth in the Agreement, from the date of this Amendment until the Closing, Seller shall cooperate with Purchaser in good faith and use commercially reasonable efforts, at no material cost or expense to Seller, to obtain prior to the Closing: (1) an easement from the City of Sonoma for the use of the irrigation well and well house and irrigation pipes located on the property adjacent to the Property, [substantially] in the form attached hereto as Exhibit “A”; and (2) all entitlements, permits and other governmental approvals that Purchaser deems necessary or desirable to allow Purchaser to further develop and operate the Property from and after the Closing in accordance with Purchaser’s business plan.
4.    Effect of Amendment. Except as expressly amended hereby, the Agreement shall remain unchanged. The Agreement, as amended hereby, shall remain in full force and effect. From and after the date of this Amendment, references to the Agreement shall be deemed to refer to the Agreement as amended hereby. In the event of a conflict between this Amendment and the Agreement, this Amendment shall control.
5.    Headings. The titles and subtitles used in this Amendment are used for convenience only and shall not be considered in construing or interpreting this Amendment.
6.    No Third Party Beneficiaries. Except as expressly provided herein, nothing in this Amendment, express or implied, is intended to confer upon any party other than the parties hereto, or their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Amendment.
7.    Counterparts and Signature Pages. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be one and the same instrument. The exchange of copies of this Amendment and of signature pages by facsimile or other electronic transmission shall constitute effective execution and delivery of this Amendment as to the parties and may be used in lieu of the original Amendment for all purposes. Signatures of the parties transmitted by facsimile or other electronic means shall be deemed to be their original signatures for all purposes.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this First Amendment to Purchase and Sale Agreement effective as of the date first set forth above.

SELLER:

29 EAST MACARTHUR, LLC, a California limited liability company

By:	/s/ Suzanne Brangham
Name:	Suzanne Brangham
Title:	Managing Member

PURCHASER:

IMH FINANCIAL CORPORATION, a Delaware corporation

By:	/s/ Lawrence D. Bain
Name:	Lawrence D. Bain
Title:	Chairman and CEO

EXHIBIT “A” TO FIRST AMENDMENT

RECORDING REQUESTED BY AND
WHEN RECORDED RETURN TO:

EASEMENT AGREEMENT
This EASEMENT AGREEMENT (this “Agreement”), dated as of the ____ day of _________________, 2017 (the “Effective Date”), by and between the CITY OF SONOMA, CALIFORNIA, a California municipal corporation (hereinafter, the “Grantor”), having an address at [                                ] and 29 EAST MACARTHUR, LLC, a California limited liability company (hereinafter, the “Grantee”), having an address at 29 East MacArthur Street, Sonoma, CA 95476.

RECITALS:
WHEREAS, Grantor is the fee owner of certain land located in the City of Sonoma, Sonoma County, California, more particularly described in Exhibit A attached hereto and made a part hereof (the “City Parcel”);
WHEREAS, Grantee is the fee owner of certain land located in the City of Sonoma, Sonoma County, California, more particularly described in Exhibit B attached hereto and made a part hereof (the “Hotel Parcel”);
WHEREAS, Grantee previously conveyed the City Parcel to Grantor pursuant to a Grant Deed recorded in the Official Records of Sonoma County, California on November 22, 2000, as Instrument #2000123042 (the “Original Grant Deed”);
WHEREAS, the Original Grant Deed contained reservation language reserving to Grantee or its successors the right to use and maintain the well and well house presently located on the City Parcel (the “Well”), as more particularly depicted on Exhibit C attached hereto and made a part hereof, and the underground electric utility service installed by Grantee to service the Well, and to draw water from the Well across the creek for the purpose of irrigating the Hotel Parcel (collectively, the “Reserved Uses”);

WHEREAS, the Original Grant Deed further provided that Grantor agreed to permit Grantee or its successors the future right to improve or rebuild the well house on the City Parcel subject to obtaining all necessary governmental permits, to a size not to exceed ten percent greater than the current size, or two hundred and twelve (212) square feet.
WHEREAS, Grantor is willing to grant to Grantee an easement for the Reserved Uses over such portion of the City Parcel (the “Easement Area”), more particularly described by a metes and bounds description and a diagrammatic sketch [with a cross hatched portion indicating the Easement Area], on Exhibit C attached hereto and made a part hereof;
NOW, THEREFORE, for good and valuable consideration paid by Grantee to Grantor and the mutual covenants, terms and conditions set forth herein, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
1.    Grant. Grantor hereby grants and conveys to Grantee, its heirs, legal representatives, successors and assigns, and to any future owner of the Hotel Parcel, a perpetual, non-exclusive easement (the “Easement”) in, under, upon, about, over and through the Easement Area located on the City Parcel, for the benefit of the Hotel Parcel, for the purposes of (i) drawing water from the Well across the Easement Area onto the Hotel Parcel for the purpose of irrigating the Hotel Parcel; (ii) reconstructing, removing, replacing, repairing, maintaining, operating and using the existing well, well house, irrigation pipes, underground electric utility service to the well and well house, and all fixtures, facilities and equipment related to any of the foregoing, whether now or hereafter constructed or installed (collectively, the “Easement Facilities”), and (iii) access in connection therewith.
2.    Access. Grantee shall be permitted reasonable access under, upon, about, over and through the City Parcel for the purpose of ingress and egress to the Easement and the Easement Facilities and to perform improvements, maintenance and repairs as further described herein. Grantee may only access the City Parcel between the hours of 5:00 a.m. Pacific time and 11:00 p.m. Pacific time, seven days a week, unless in the case of an emergency or otherwise consented to in writing by Grantor. Grantee agrees not to unreasonably interrupt Grantor’s use of the City Parcel, and if such interruption is necessary, such interruption shall be temporary in nature and designed to limit any interruption of access to and from the City Parcel. In the event of emergency, Grantee shall provide verbal notice to Grantor prior to entering onto the City Parcel.
3.    Additional Improvements. Grantee may construct or place additional Easement Facilities over, under, in, along, across and upon the Easement Area that are reasonably related to both the purpose of the Easement and Grantee’s use and enjoyment of the Easement; provided, however, that (a) any such additional Easement Facilities made over, under, in, along, across and upon the Easement Area, shall not interfere with the Grantor’s, or any other occupant’s, use and enjoyment of the City Parcel; (b) any such additional Easement Facilities shall be constructed in a workmanlike manner and in compliance with the applicable statutes, ordinances, rules and regulations of all governing public authorities as those statutes, ordinances, rules and regulations are amended from time to time; and (c) the size of the existing well house (or any replacement well house) may not exceed ten percent greater than the current size or two hundred and twelve (212) square feet.

4.    Costs. Grantee shall bear and promptly pay without the imposition of any lien or charge on or against all or any portion of the City Parcel, all costs and expenses incurred by Grantee in connection with the construction and maintenance of the Easement Facilities. Grantee hereby acknowledges and agrees that if any lien is filed against the City Parcel as a result of the Easement or Grantee’s activities in the Easement Area and Grantee has not had such lien removed of record within ninety (90) days of the date of the initial filing of such lien, Grantee shall be in default of this Agreement, and Grantor shall have the right to exercise all of its remedies pursuant to this Agreement, at law and in equity.
5.    Compliance with Laws. Grantee shall maintain the Easement Facilities in compliance with the applicable statutes, ordinances, rules and regulations of all governing public authorities as those statutes, ordinances, rules and regulations are amended from time to time.
6.    Maintenance and Repair. In the event the surface of any portion of the Easement Area or the City Parcel is disturbed by Grantee’s exercise of any of its easement rights under this Agreement, such area shall be restored to the condition in which it existed as of the commencement of such activity. Grantee hereby assumes the obligation, including all costs and expenses, to maintain and repair the Easement Area. In addition to the foregoing, Grantee shall perform necessary maintenance so as to keep the Easement Area at all times in the same condition as existed on the Effective Date of this Agreement, reasonable wear and tear excepted.
7.    Reservation of Rights. All right, title and interest in and to the Easement Area and the City Parcel under this Agreement (other than the Reserved Uses), which may be used and enjoyed without interfering with the rights conveyed by this Agreement are reserved to Grantor, provided, however, that Grantor shall not enact or maintain any buildings which may cause damage to or interfere with the Easement Facilities within the Easement Area. Grantor shall not grant any other easement rights within the Easement Area to any other individual or entity (“Other Interest Holder”) without first obtaining from Grantee and Other Interest Holder an indemnity agreement reasonably satisfactory to Grantee, which agreement shall be between Grantee, Grantor and Other Interest Holder and shall provide Grantee with an indemnification from Other Interest Holder in connection with Other Interest Holder’s use of the Easement Area. Grantor’s use and enjoyment of the Easement Area shall not interfere with, or adversely affect any of Grantee’s rights herein.
8.    Representations and Warranties. Grantor hereby represents and warrants to Grantee that: (a) it has the full right, power, title and interest to make the within grant of Easement to Grantee; (b) such grant of Easement and any rights granted under this Agreement may be fully and thoroughly enjoyed and utilized by Grantee pursuant to the terms hereof; and (c) Grantee’s easement rights hereunder shall not be defeased, impaired and adversely affected by superior title.
9.    Grantor’s Use of Property. Grantor reserves the right to use the City Parcel in any manner and for any purpose that does not interfere with the Reserved Uses, Grantee’s easement rights and Grantee’s use of the Easement.

10.    Covenants Run with Land. The parties to this Agreement hereby acknowledge and agree that the easements and other rights conferred by this Agreement are intended to, and do, constitute covenants that run with the land and shall inure to the benefit of and be binding upon the parties and their respective grantees, heirs, successors and assigns. This Agreement is made with the intent of satisfying Section 1468 of the California Civil Code.
11.    Default and Remedies. In the event of a default by Grantor or Grantee, the non-defaulting party may seek any and all remedies permitted by law.
12.    Indemnification. Grantee shall indemnify, defend and hold Grantor harmless from and against any and all losses, costs, damages, liens, claims, liabilities or expenses (including, but not limited to, reasonable attorneys’ fees, court costs and disbursements) actually and reasonably incurred by Grantor (collectively, “Losses”) arising from or by reason of Grantee’s access to or use of the Easement Area or Grantee’s access to or use of the City Parcel for the purpose of accessing or using the Easement Area. Notwithstanding the foregoing, in no event shall the term “Losses” include consequential, punitive, or special damages.
13.    Attorneys’ Fees. In the event of any dispute between the parties regarding the enforcement or effect of this Agreement, including one subject to arbitration, the non-prevailing party in any such dispute shall pay the prevailing party’s reasonable attorneys’ fees and costs incurred. In the event of arbitration, the fees of the arbitrator and the cost of the arbitration shall be paid by the non-prevailing party. In the event that neither party wholly prevails, the court or arbitrator, as applicable, may apportion the costs or fees as the court or arbitrator deems appropriate.
14.    Notice. Each party shall deliver all notices, requests, consents, claims, demands, waivers and other communications under this Agreement (each, a “Notice”) in writing and addressed to the other party at its address set out below (or to any other address that the receiving party may designate from time to time in accordance with this Section 14). Each party shall deliver all Notices by nationally recognized overnight courier (with all fees pre-paid) or certified or registered mail (in each case, return receipt requested, postage prepaid). Except as otherwise provided in this Agreement, a Notice is effective only: (a) upon receipt by the receiving party and (b) if the party giving the Notice has complied with the requirements of this Section 14.

To Grantor:
with a copy to:
To Grantee:	29 East MacArthur, LLC Attention: Suzanne Brangham 29 East MacArthur Street Sonoma, CA 95476
with a copy to:	Kevin J. McCullough Spaulding McCullough & Tansil LLP 90 South E Street, Suite 200 Santa Rosa, CA 95404
15.    Amendment. This Agreement may not be modified, amended or terminated except in a writing signed by each party hereto.
16.    Time of the Essence. Both parties agree that time is of the essence and that time specifications contained herein shall be strictly construed.
17.    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.
18.    Authority. Both parties represent and warrant that they have the authority to execute this Agreement and each individual signing on behalf of a party to this Agreement states that he or she is the duly authorized representative of the signing party and that his or her signature on this Agreement has been duly authorized by, and creates the binding and enforceable obligation of, the party on whose behalf the representative is signing.
19.    Further Cooperation. Each of the parties to this Agreement agree to execute such other documents and to perform such other acts as may be reasonably necessary or desirable to further the expressed and intent purpose of this agreement.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

GRANTOR:

CITY OF SONOMA, a municipal corporation

By:
Name:
Title:

GRANTEE:

29 EAST MACARTHUR, LLC, a California limited liability company

By:
Name:	Suzanne Brangham
Title:	Managing Member

[INSERT NOTARIAL CERTIFICATES]

EXHIBIT A
LEGAL DESCRIPTION OF CITY PARCEL

Lot 3 as shown on City of Sonoma Parcel Map No. 112 recorded September 9, 1997 in Book 569 of Maps, pages 15 and 16, Official Records of Sonoma County.

EXHIBIT B
LEGAL DESCRIPTION OF HOTEL PARCEL

LOTS ONE AND TWO, AS SHOWN ON THAT CERTAIN MAP ENTITLED, "CITY OF SONOMA PARCEL MAP NO. 112", FILED IN THE OFFICE OF THE COUNTY RECORDER OF SONOMA COUNTY, STATE OF CALIFORNIA, ON SEPTEMBER 8, 1997, IN BOOK 569 OF MAPS AT PAGES 15-16, SONOMA COUNTY RECORDS.

EXHIBIT C
LEGAL DESCRIPTION AND DEPICTION OF EASEMENT AREA
[to be attached]

4835-7790-6766, v. 1

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